1-LA/481264.2
                        SECOND AMENDMENT


     THIS SECOND AMENDMENT, dated as of August 19, 1999, is between Players International, Inc. (together with its successors or assigns, the "Company") and John Groom ("Executive").

                      W I T N E S S E T H:

     WHEREAS, the Company and Executive are parties to an Agreement dated as of August 1, 1997, as amended on August 31, 1998 (the "Agreement"), and the Company and Executive now wish to amend the Agreement.

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the Company and Executive agree as follows:

     1. Section 2 is amended in its entirety to read as follows:

               2. Term of Agreement. This Agreement shall commence on March 1, 1997 and shall continue in effect through December 31, 2000, provided that if a Change in Control of the Company occurs during the term of this Agreement, this Agreement shall automatically continue in effect for a period of twenty-four months beyond the month in which such Change in Control occurs.

     2. In all respects not amended hereby, the Agreement is hereby ratified and confirmed.

     IN WITNESS WHEREOF, the undersigned have executed this Second Amendment as of the date first above written.

                                  PLAYERS INTERNATIONAL, INC.


                                   /s/ Raymond A. Spera
                                   Raymond A. Spera
                                   Chief Financial Officer


                                    /s/ John Groom
                                   John Groom